UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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CalAmp Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CalAmp Corp.
15635 Alton Parkway, Suite 250
Irvine, CA 92618
(949) 600-5600

June 17, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of CalAmp Corp. to be held at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California, 92660, on Tuesday, July 26, 2016 at 10:00 a.m. local time. We describe in detail the actions we expect to take at our 2016 Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Please use this opportunity to take part in our affairs by voting on the business to come before the 2016 Annual Meeting. Only stockholders of record at the close of business on June 6, 2016 may vote at the 2016 Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by promptly completing, signing, dating and returning the enclosed proxy or submitting your proxy over the Internet or by telephone. See "How do I vote? (Voting Procedures)" on page 2 of the following Proxy Statement for more details. Returning the paper proxy card or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

You may receive an additional copy of our Annual Report on Form 10-K for the year ended February 29, 2016, including any exhibits thereto, without charge by sending a written request to our Corporate Secretary at the address above.

Thank you for your ongoing support of CalAmp Corp. We look forward to seeing you at our 2016 Annual Meeting.

Sincerely,

Michael Burdiek
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you are a stockholder of record and attend the Annual Meeting in person, you may withdraw your proxy and vote in person. You will find information on submitting your proxy over the Internet or by telephone and information about voting in person at the Annual Meeting in the "Questions and Answers about the 2016 Annual Meeting and Voting" section of the following Proxy Statement, beginning on page 2.

THANK YOU FOR ACTING PROMPTLY

CALAMP CORP.
PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

CalAmp Corp.
15635 Alton Parkway, Suite 250
Irvine, CA 92618
(949) 600-5600
_________________

PROXY STATEMENT
_________________

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Approximate Date of Mailing: June 17, 2016

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of CalAmp Corp. (the "Company" or "CalAmp") of proxies for use at the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at 10:00 a.m. local time on Tuesday, July 26, 2016 at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California, 92660.

ITEMS OF BUSINESS:

1.	To elect seven directors named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2.	To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice (the “Notice of Annual Meeting”) pursuant to Item 402 of Regulation S-K (“Say-on-Pay”);

3.	To ratify the selection of BDO USA, LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2017; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

VOTING RIGHTS:
In order to vote, you must have been a stockholder at the close of business on June 6, 2016 (the "Record Date"). On the Record Date, CalAmp had issued and outstanding 36,749,184 shares of common stock, par value $0.01 per share (the “Common Stock”), which is the only class of voting securities outstanding.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2016:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Investor Communication Services at: https://materials.proxyvote.com/128126. Broadridge does not use "cookies" or other tracking software that identifies visitors accessing this web site.

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the shares of stock you own. The person you designate is your "proxy," and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, A.J. “Bert” Moyer, and our President and CEO, Michael Burdiek, to serve as proxies for the Annual Meeting.

Why am I receiving these proxy materials?

The Board of Directors of CalAmp is providing these proxy materials, consisting of the Proxy Statement, proxy card or voting instruction form, and our Annual Report for the year ended February 29, 2016, to you in connection with the solicitation of proxies for use at our Annual Meeting to be held on Tuesday, July 26, 2016, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We are providing these proxy materials to all of our stockholders through the U.S. mail unless a stockholder has specifically requested to receive these materials in electronic form via email or the Internet.

If you are receiving multiple copies of CalAmp’s proxy materials and in the future you would like to receive a single copy of CalAmp’s proxy materials for all of your stockholder accounts that have the same address, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held "of record" and those owned “beneficially”.

Stockholder of Record. If your shares are held in certificate or book entry form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the "Stockholder of Record." As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name ("Beneficial Owner"). If your shares are held in electronic form in a brokerage or bank account, you are considered to be the “Beneficial Owner” with respect to those shares, and those shares are considered to be held in "street name". In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

Stockholders of Record may vote their shares by one of the following methods:

1.	By Mail

You may complete, sign and date the proxy card and return it in the prepaid envelope provided. If a Stockholder of Record returns the signed proxy card but does not indicate his or her voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the Board of Directors.

2.	By Telephone or the Internet

Call the toll-free telephone number on the proxy card and follow the recorded instructions, or access the secure website www.proxyvote.com through the Internet and follow the instructions. Please note that the telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on July 25, 2016, the day before the Annual Meeting.

3.	In Person at the Annual Meeting

Stockholders of Record may vote their shares in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may also be represented at the Annual Meeting by another person if you execute a proper legal proxy designating that person.

Beneficial Owners may vote their shares by one of the following methods:

1.	By Mail

You may vote by signing, dating and returning your voting instruction form that was provided to you by the broker or bank that holds your shares in the pre-addressed envelope provided.

2.	By Methods Listed on Voting Instruction Form

Please refer to your voting instruction form or other information provided by the broker or bank that holds your shares to determine whether you may vote by telephone or via the Internet, and follow the instructions on the voting instruction form or other information provided by the broker or bank.

3.	In Person at the Annual Meeting

If you are a Beneficial Owner of shares held in street name, you must obtain a legal proxy from the broker or bank that holds the shares on your behalf and present it to the Inspector of Election with your ballot in order to be able to vote in person at the Annual Meeting.

Beneficial Owners should note that the Election of Directors (Proposal One) is a "non-discretionary" item. If you are a Beneficial Owner and you do not instruct your broker or bank how to vote with respect to the Election of Directors, your broker or bank may not vote with respect to this proposal and those votes will be counted as "broker non-votes". See "What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?" for more information regarding broker non-votes.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, July 26, 2016, at the Fairmont Newport Beach, 4500 MacArthur Blvd., Newport Beach, California, 92660 at 10:00 a.m. local time.

Who is soliciting my vote?

The proxy is solicited on behalf of the Board of Directors. The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying proxy card. The Board of Directors does not intend to use specially engaged employees or paid solicitors to solicit proxies. The Board of Directors also intends to solicit the proxies held on behalf of stockholders by brokers or banks. The Company will pay all reasonable expenses incurred by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Will the Annual Meeting be webcast?

We do not expect to webcast the 2016 Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote.

As of the Record Date, we had 36,749,184 shares of outstanding Common Stock, which were held by approximately 1,500 Stockholders of Record.

What is the purpose of the Annual Meeting or what proposals will be voted on at the Annual Meeting?

You are being asked to vote on:

●	the election of seven directors to serve until our next annual meeting of stockholders or in each case until their successor is duly elected and qualified;
●

the approval on a non-binding, advisory basis of the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”);

●	the ratification of the selection of BDO USA, LLP as our independent auditing firm for the fiscal year ending February 28, 2017; and
●	any other business that may properly come before the 2016 Annual Meeting and any postponements or adjournments thereof.

What are the Board of Directors' recommendations on the proposals to be voted on at the Annual Meeting?

The Board of Directors recommends a vote:

●	FOR the election of the seven nominees for director identified in Proposal One;
●	FOR the approval on a non-binding, advisory basis of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;
●	FOR the ratification of the selection of BDO USA, LLP as our independent auditing firm for the fiscal year ending February 28, 2017; and
●	FOR or AGAINST other matters that may properly come before the Annual Meeting, and any postponements or adjournments thereof, as the proxy holders deem advisable.

How many votes do I have?

You will have one vote for each share of our Common Stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

We had 36,749,184 shares of Common Stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present in person or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

If a quorum is not present at the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Election of directors. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either "for" or "withhold" for each director nominee. A properly executed proxy marked "withhold" with respect to the election of any director will not be voted with respect to such director and will not affect the outcome of the election of such director, although it will be counted for purposes of determining whether there is a quorum.

Say-on-Pay. The affirmative vote of the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy and entitled to vote on the proposal is required for approval. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on the Board, the Compensation Committee of the Board or CalAmp. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Ratification of the appointment of BDO USA, LLP. For the ratification of the appointment of BDO USA, LLP as our independent auditing firm for the fiscal year ending February 28, 2017, the affirmative vote of a majority of the shares present, represented and entitled to vote on this proposal will be required for approval. You may vote "for," "against," or "abstain" on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

What if I don't vote for some of the items listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction form but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction form, the shares will be voted in accordance with your instructions.

What is the effect if I don't cast my vote?

Stockholders of Record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name”, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and the advisory vote on executive compensation (Proposal Two). If you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals One and Two, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of BDO USA, LLP as our independent auditing firm (Proposal Three).

What if I don't vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because the election of directors (Proposal One) is determined on the basis of plurality votes, if you abstain from voting on Proposal One, your abstention will have no effect on the voting outcome of this proposal. If you abstain from voting on the advisory vote on CalAmp’s executive compensation (Proposal Two) or the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent auditing firm (Proposal Three), your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares "for" routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its street name, the broker is permitted to vote your shares on the approval of BDO USA, LLP as our independent auditing firm (Proposal Three) even if the broker does not receive voting instructions from you. However, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the election of directors (Proposal One) or the advisory vote on executive compensation (Proposal Two). So it is very important that you instruct your broker or bank how to vote on these proposals.

What is the voting requirement to approve each of the proposals discussed in this proxy statement?

The voting requirement to approve each of the proposals is as follows:

●	A plurality of the votes cast is required for the election of directors (Proposal One).
●

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two), and to ratify the appointment of BDO USA, LLP as CalAmp’s independent registered public accounting firm (Proposal Three).

What should I do if I change my mind after submitting a proxy?

If you are a Stockholder of Record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

●	Provide written notice of revocation to Corporate Secretary, c/o CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618;
●	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or
●	Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a Beneficial Owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker or bank, or by obtaining a legal proxy from the broker or bank that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

How can I elect to receive my proxy materials electronically by email?

Stockholders of Record – To receive future copies of our proxy materials by email, registered stockholders should go to www.proxyvote.com and follow the enrollment instructions. To enroll in the online program you will need to enter the 12 digit control number from your proxy card or voting instruction form. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.

Beneficial Owners – Most Beneficial Owners can elect to receive an email that will provide a link to the electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, Beneficial Owners should go to www.proxyvote.com and follow the enrollment instructions. To enroll in the online program you will need to enter the 12 digit control number from your proxy card or voting instruction form. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.

Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote will be available at the 2016 Annual Meeting and for 10 days prior to the Annual Meeting for any purpose relevant to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our corporate office located at 15635 Alton Parkway, Suite 250, Irvine, California, 92618. If you wish to review the list of stockholders entitled to vote at the 2016 Annual Meeting, please contact Rick Vitelle, our Chief Financial Officer and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

CalAmp will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Investor Communications Services will tabulate the proxies and will provide the Company with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for next year’s Annual Meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2017 Annual Meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 17, 2017 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors; or (2) by any stockholder entitled to vote who has timely delivered written notice to our Corporate Secretary during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Governance and Nominating Committee as a potential nominee for director, see the procedures discussed below under the heading "Governance and Nominating Committee" beginning on page 13.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by a stockholder who has timely delivered written notice to our Corporate Secretary which sets forth all information required by our bylaws during the Notice Period (as defined below).

The "Notice Period" for any meeting of stockholders is defined as the period not less than 60 days in advance of such meeting or, if later, the seventh day after the first public announcement of the date of such meeting.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

How can I communicate with CalAmp's outside directors?

Stockholders may contact any of our directors by writing to them c/o the Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

Where can I view CalAmp's corporate documents and SEC filings?

Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the "Company" tab, then click on "Corporate Governance". For SEC filings, from the home page click on the “Company” tab, then the "Investor Relations" tab, and then the "SEC Filings" tab.

How do I find out the voting results?

We have engaged Broadridge Investor Communications Services to serve as the vote tabulator for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of the Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8261 or by writing to American Stock Transfer, attention Donna Ansbro, 59 Maiden Lane, New York, NY 10038, or visit their website at www.amstock.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder's direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to our Corporate Secretary or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote in person if they attend the Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 6 for more details.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Company is in compliance with the current corporate governance requirements prescribed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and NASDAQ. CalAmp’s Board of Directors has adopted Corporate Governance Guidelines that provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of the Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com.

Board Leadership Structure

CalAmp’s Board of Directors does not have a formal policy with respect to whether the role of the Chairman and the Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. If so designated, the lead director would act as a liaison between the independent directors and management and would be responsible for assisting the Chairman in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing, executive sessions of the non-management directors, and for performing such other duties as may be specified by the Board from time to time.

CalAmp currently separates the roles of Chief Executive Officer and Chairman. The current Chairman is an independent, non-employee director. The Board of Directors believes this is the appropriate leadership for our Company at this time because it permits our Chief Executive Officer to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while permitting the Chairman to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. The Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, our Board of Directors periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Oversight of Risk

The Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent auditing firm, BDO USA, LLP.

Relationship Between Compensation and Risk

The Compensation Committee periodically reviews the Company’s compensation policies and practices with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a counterproductive effect on the Company. The Compensation Committee also considers risk in establishing goals for executive officer incentive compensation. Quantitative goals used for incentive compensation purposes are financial measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”) or are readily derived from such GAAP-based measures. When non-quantitative goals are used, the Compensation Committee strives to ensure that such goals are not only objective and verifiable, but are also sustainable and consistent with both the short-term and long-term interests of the Company’s stockholders. Incentive compensation that is earned by the executive officers for a given fiscal year is not paid until the Company’s independent public accounting firm has completed its audit of the Company’s financial statements for such year, and not until both the Compensation Committee and the Board of Directors have approved such payouts. The Compensation Committee believes that an appropriate balance between short-term and long-term incentive compensation elements for officers, including equity awards that vest over several years, helps mitigate risk associated with incentive compensation.

Director Independence

Proposal One is for the election of seven directors, six of whom are independent. A director’s independence is determined by the Board of Directors pursuant to the rules of NASDAQ. The Board has determined that each director nominee is independent, with the exception of Michael Burdiek, who serves as the Company’s President and Chief Executive Officer.

Executive Sessions

Non-management directors of the Board and Board committees meet in executive session routinely and regularly. During the executive sessions, the non-management directors have access to the Chief Executive Officer and other members of senior management. In addition, the Audit Committee meets periodically with the Company’s independent auditing firm without management present at such times as it deems appropriate. The Chairman of the Board or the Chair of the applicable Board Committee, as applicable, presides over these executive sessions.

Number of Other Directorships

The Company has a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to the Board, and other directors should not serve on more than five other public company boards in addition to the Board.

Director Stock Ownership

The Company has stock ownership guidelines for directors and executive officers. Pursuant to these guidelines, directors are expected to own shares of the Company’s common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. New directors are given three years to acquire sufficient shares to reach this aggregate holding level. At the end of fiscal 2016, all directors were in compliance with the stock ownership guidelines. The stock ownership guidelines for executive officers are described on page 31.

Changes in Director Occupation or Status

The Company has a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event the director's principal occupation or business association changes substantially from the position he or she held when the director originally joined the Company's Board of Directors. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

Attendance of Directors at Annual Meetings

It is a policy of the Board of Directors that all directors are expected to attend the annual meeting of stockholders. All of the Company's directors attended last year's annual meeting, except for Jorge Titinger who had a pre-existing commitment conflicting with the annual meeting date when he was appointed to the Board in June 2015.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other parties, such as retained recruiting firms. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described below, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

Contacting the Board of Directors

Stockholders interested in communicating directly with the Board of Directors, any committee of the Board, the Chairman or the non-management directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618. The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chair of the Governance and Nominating Committee, the Audit Committee or the Compensation Committee, or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp's business and financial operations, policies and corporate philosophies.

Code of Business Conduct

The Company has a written Code of Business Conduct that applies to all of the Company's directors, officers and employees. Section 15 of this Code of Business Conduct contains a Financial Management Code of Ethics that applies specifically to the Company's Chief Executive Officer and all finance and accounting employees, including the Company's senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. The Code of Business Conduct is available on the Company's corporate website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Business Conduct that are required to be disclosed by SEC regulations, the Company intends to disclose these events on its corporate website.

COMMITTEES OF THE BOARD

The Board of Directors has delegated certain of its authority to three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These three Board committees operate under written charters defining their functions and responsibilities. Each committee has the authority, pursuant to its charter, to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the committee deems necessary to assist it in the performance of its functions. The charters of these committees are available on the Company's website at www.calamp.com.

The following table provides current membership for each of the Board committees.

Governance
Name	Audit	Compensation	and Nominating
Bert Moyer	X	X	X
Kimberly Alexy	X		X*
Amal Johnson		X*	X
Jeffery Gardner	X	X
Larry Wolfe	X*	X

*	Committee Chair.

The Board’s practice with new directors is to wait 6 to 12 months before assigning them to serve on Board committees.

Committee memberships changed during fiscal 2016. Effective August 1, 2015, in conjunction with the retirement of Thomas Pardun from the Board, the composition of certain committees was changed as follows:

1.	Mr. Gardner was appointed a member of the Audit Committee, replacing Ms. Johnson on that committee;

2.	Ms. Johnson was appointed Chairman of the Compensation Committee, replacing Mr. Pardun in that position, and Mr. Gardner was appointed a member of the Compensation Committee;

3.	Ms. Johnson was appointed a member of the Governance and Nominating Committee, replacing Mr. Pardun on that committee.

Audit Committee

The primary duties and responsibilities of the Audit Committee, as set forth in its charter, are to review and approve the scope of audit procedures performed by the Company's independent auditors, to review the audit reports rendered by the Company's independent auditors, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and makes recommendations with respect to its findings. The Board of Directors has determined that Mr. Wolfe is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act. The Board has also determined that each member of the

Audit Committee is independent as defined in the rules of NASDAQ. See also “Report of the Audit Committee” beginning on page 20.

Compensation Committee

The primary duties and responsibilities of the Compensation Committee, as set forth in its charter, are to review and make recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and non-employee directors, and to administer the Company's stock option plans. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the rules of NASDAQ. See also “Compensation Discussion and Analysis” beginning on page 24.

Governance and Nominating Committee

The primary duties and responsibilities of the Governance and Nominating Committee, as set forth in its charter, are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board of Directors has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of NASDAQ.

The bylaws of CalAmp permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company's bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 60 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

The Governance and Nominating Committee has adopted a director diversity policy pursuant to which it will consider and evaluate director candidates in the context of an assessment of the anticipated needs of the Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company's business. The Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Governance and Nominating Committee considers these factors in the light of the specific needs of the Board at that time.

Board of Director and Committee Meeting Attendance

In fiscal year 2016, the Board of Directors held 15 meetings, the Audit Committee held 5 meetings, the Compensation Committee held 6 meetings, and the Governance and Nominating Committee held 5 meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors served that were held during fiscal year 2016.

COMPENSATION OF DIRECTORS

The following table shows all compensation earned by, or awarded or paid to, each of the Company's non-employee directors in fiscal 2016.

	Fees		Grant Date
	Earned		Fair Value
	or Paid		of Stock
Name	in Cash		Awards		Total
	(A)		(B) (C)
A.J. "Bert" Moyer	$90,000		$108,000	(D)	$198,000
Kimberly Alexy	65,000	(E)	108,000		173,000
Jeffery Gardner	60,000		108,000		168,000
Amal Johnson	65,833		108,000		173,833
Jorge Titinger	43,667		230,762	(D)	274,429
Larry Wolfe	75,000		108,000		183,000

(A)	Under the Company's director cash compensation plan adopted effective August 1, 2012, non-employee directors of the Company are each paid an annual retainer of $60,000. Also pursuant to this policy, during fiscal 2016 the Board and committee chairpersons were paid supplemental retainers as follows:

Board Chair	$30,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Governance and Nominating Committee Chair	$5,000

All non-employee directors are paid 1/12th of their retainer amounts each month for as long as they serve.

(B)	Under the Company's 2004 Incentive Stock Plan, on the day of each annual stockholders meeting at which directors are elected, each non-employee director is eligible to receive an equity award not to exceed 20,000 shares of Company stock or stock options. On July 28, 2015, each incumbent non-employee director received a restricted stock grant of 6,157 shares that had a grant date fair value of $108,000, calculated in accordance with ASC Topic 718. These restricted stock awards will vest on July 27, 2016. Also, upon joining the Board of Directors on June 9, 2015, Mr. Titinger received an initial grant of 6,364 restricted shares with a grant date value of $122,762, calculated in accordance with ASC Topic 718, of which 766 shares and 5,598 shares vest on the first and third anniversaries, respectively, of the grant date.

(C)	As of February 29, 2016, Ms. Alexy and Mr. Wolfe each had 6,157 shares of restricted stock outstanding, Mr. Gardner had 12,058 shares of restricted stock outstanding, Ms. Johnson had 8,279 shares of restricted stock outstanding, Mr. Titinger had 6,364 shares of restricted stock outstanding and 6,157 restricted stock units outstanding, and Mr. Moyer had 12,339 restricted stock units outstanding,

(D)	Mr. Moyer and Mr. Titinger elected to defer their July 28, 2015 restricted stock awards into the Company’s non-qualified deferred compensation plan. In both cases, the equity awards consisted of 6,157 restricted stock units.

(E)	Ms. Alexy elected to defer $54,167 of her fiscal 2016 director cash compensation into the Company’s non-qualified deferred compensation plan.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also employees of the Company receive no additional compensation for their services on the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE
ELECTION OF DIRECTORS

A board of seven directors will be elected at the 2016 Annual Meeting. At the 2016 Annual Meeting, it is intended that the shares of Common Stock represented by each proxy, unless otherwise specified on the proxy, will be voted for the election to the Board of Directors of each of the seven nominees set forth below. Directors shall be elected by a plurality of the votes of shares present in person or represented by proxy at the meeting. The term of office of each person elected as director will continue until the next annual meeting of stockholders, or until his or her successor has been elected and qualified.

The Board of Directors recommends a vote "FOR" each of the seven nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying proxy have the right to use their discretion to vote for such other persons as may be determined by the holders of such proxies. To the best of the Company's knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the position or positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since
A.J. "Bert" Moyer	72	Chairman of the Board of Directors	2004
Kimberly Alexy	46	Director	2008
Michael Burdiek	57	Director, President and Chief Executive Officer	2011
Jeffery Gardner	56	Director	2015
Amal Johnson	63	Director	2013
Jorge Titinger	55	Director	2015
Larry Wolfe	65	Director	2008

The principal occupation and certain other information about the nominees is set forth below and on the following pages.

A.J. "Bert" Moyer, a director of the Company since 2004, is currently a business consultant and private investor. He previously served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of Western Digital, National Semiconductor and Coldwell Banker. Mr. Moyer currently serves on the boards of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. During the past five years he has also served on the boards of Virco Manufacturing, Redflex Holdings Limited, Lasercard and Occam Networks. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a Masters Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer's many years of financial management and technology industry experience, including experience as CFO of large public and private companies, and his current and recent service on the board of directors of several other companies, bring financial and accounting knowledge to our Board and qualify him to serve as one of our directors.

Kimberly Alexy was appointed a director of the Company in 2008. She is the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank. Ms. Alexy currently serves as a director of Five9, Inc., FireEye, Inc. and Vizio Inc. During the past five years, Ms. Alexy also served on the boards of Dot Hill Systems Corp., SouthWest Water Company and SMART Modular Technologies (WWH), Inc. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a BA degree from Emory University and an MBA with a concentration in Finance and Accounting from The College of William and Mary.

Ms. Alexy's extensive experience in the financial services industry, including her positions as a technology equity research analyst, brings an institutional investor perspective to our Board. We believe this, combined with her service on other public company boards, qualifies her to serve as one of our directors.

Michael Burdiek currently serves as President, CEO and director of CalAmp, in addition to serving on the board of directors of Five9, Inc. He joined CalAmp as Executive Vice President in 2006, was appointed President of the Company's Wireless DataCom segment in 2007, and was named Chief Operating Officer in 2008. In 2010, his responsibilities were expanded further, and he was given the additional title of President. He was promoted to CEO and director in 2011. Prior to joining CalAmp, Mr. Burdiek was the President and CEO of Telenetics Corporation, a manufacturer of data communications products. From 1987 to 2003, Mr. Burdiek held a variety of technical and executive management roles with Comarco, Inc., a provider of test solutions to the wireless industry. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He holds MBA and MSEE degrees from California State University - Fullerton, and a BS degree in Electrical Engineering from Kansas State University.

We believe Mr. Burdiek’s general management experience in the wireless industry and his ten years of service with CalAmp in positions of increasing executive management responsibility make him qualified to serve as one of our directors.

Jeffery Gardner was appointed a director of CalAmp in January 2015. He is currently the President and CEO of Monitronics International, a home security company, and serves as a director of Qorvo, Inc., the holding company under which RF Micro Devices, Inc. and TriQuint Semiconductor, Inc. were combined in 2014. Prior to that, Mr. Gardner served on the board of RF Micro Devices since 2004. In addition, from 2005 until 2015, Mr. Gardner was a director of Windstream Corporation (“Windstream”), a leading provider of advanced network communications and technology solutions, including cloud computing and managed services. Mr. Gardner also served as the President and CEO of Windstream from 2005 until 2014. Before joining Windstream, Mr. Gardner served as Executive Vice President and CFO of Alltel Corp. Earlier, Mr. Gardner held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998. Mr. Gardner received a BA degree in Finance from Purdue University and an MBA degree from The College of William and Mary. He is currently a National Association of Corporate Directors Board Leadership Fellow, and he previously served on several national associations including the Business Roundtable and the United States Telecom Association.

We believe Mr. Gardner’s many years of technology industry experience, including serving in CEO and CFO roles with public companies in the wireless telecommunications industry, as well as his service on the board of other technology companies, qualify him to serve as one of our directors.

Amal Johnson was appointed a director of CalAmp in 2013. Ms. Johnson is a director and the former Executive Chairman of Author-it Software Corporation, a Software as a Service private company that provides a platform for creating, maintaining and distributing single-sourced technical content. Prior to joining Author-it, Ms. Johnson led MarketTools, Inc., a software and services company as Chief

Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from 1999 to 2004. Previously, Ms. Johnson was President of Baan Supply Chain Solutions, President of Baan Affiliates, and President of Baan Americas, from 1994 to 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from 1993 to 1994 and held executive positions at IBM from 1977 to 1993. Ms. Johnson holds a BA degree in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology graduate school of engineering. Ms. Johnson also serves as a director of Intuitive Surgical, Inc. and Mellanox Technologies, Ltd.

We believe Ms. Johnson’s executive management and board leadership experience with software services companies, as well as her current service on the board of two other public companies, qualify her to serve as one of our directors.

Jorge Titinger was appointed a director of the Company in June 2015. He joined Silicon Graphics International (SGI) in February 2012 as President, Chief Executive Officer and a member of the Board, positions which he currently holds. Previous to SGI, from June 2008 to July 2011 Mr. Titinger held several executive positions at Verigy Ltd., a company in the semiconductor automated test equipment industry, culminating as President, Chief Executive Officer and member of the Board. Prior to Verigy, Mr. Titinger was Senior Vice President and General Manager of Product Business Groups at Form Factor, Inc., a company in the probe card technology business, from November 2007 to June 2008. Mr. Titinger previously held executive and general management positions at KLA-Tencor Corporation and Applied Materials, Inc., both companies in the semiconductor equipment industry, MIPS Computer Systems, Inc., a company in the graphics computing industry, and Hewlett-Packard Company. In addition to serving as a director of SGI, he currently serves on the Board of XCERRA, a publicly held company in the semiconductor test equipment market. Mr. Titinger holds BS and MS degrees in Electrical Engineering and an MS degree in Engineering Management, all from Stanford University.

We believe that Mr. Titinger’s board and executive level experience with publicly held technology companies qualify him to serve as one of our directors.

Larry Wolfe was appointed a director of the Company in 2008. From 2006 to 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services that merged with Avalara, Inc. in 2010. In conjunction with this merger, Mr. Wolfe joined Avalara's Board and served as a director of that company until April 2014. Mr. Wolfe also served as a director of QAD Inc. from 2002 to 2006. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit's Personal Tax Group. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California.

We believe Mr. Wolfe's experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background bring a unique perspective to our Board and qualify him to serve as one of our directors. Mr. Wolfe also qualifies as an “audit committee financial expert”.

Vote Required and Recommendation of the Board of Directors

The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the Annual Meeting, either in person or by proxy, will be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN DIRECTOR
NOMINEES LISTED ABOVE.

PROPOSAL TWO
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

In deciding how to vote on this proposal, you are encouraged to consider CalAmp’s executive compensation philosophy and objectives, and the design principles and elements of CalAmp’s executive compensation program as described in the “Compensation Discussion and Analysis” section beginning on page 24. As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed and reviewed at least annually to achieve the following goals:

●	attract, develop, reward and retain highly qualified and talented individuals;
●	motivate executives to improve the overall performance of our Company as a whole as well as the business group for which each executive is responsible, and reward executives when specified measurable results have been achieved;

●	encourage accountability by determining salaries and incentive awards based on each executive’s individual contribution and performance;
●	tie incentive awards to financial metrics that drive the performance of our Common Stock over the long term to further reinforce the linkage between the interests of our stockholders and our executives; and

●	help ensure compensation levels are both externally competitive and internally equitable.

We urge stockholders to read the “Compensation Discussion and Analysis” section which describes how our executive compensation program is designed to achieve these goals and key fiscal 2016 compensation decisions. Highlights of our executive compensation program include the following:

●	Base Salary. We target base salaries for executive officers at the median of composite market data in order to help attract and retain highly qualified executive talent and to compensate executives for sustained individual performance.

●	Annual Bonus. Our executive officers are eligible to earn annual incentive pay under our short-term incentive plan based on our actual performance against pre-established performance goals for consolidated revenues and consolidated Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock compensation, acquisition-related expenses and provisions for litigation awards). Our short-term incentive plan is designed primarily to motivate executives to achieve specified performance goals that are important to the continued growth and success of the Company and to align the interests of management with the interests of stockholders. We target bonus opportunities at a level such that when added to base salary, the executive officer’s target total cash compensation is near the median based on composite market data.

●	Long-Term Incentives. Our executive officers are also eligible to receive long-term incentive pay in the form of a combination of stock options, restricted stock awards and performance-based stock awards. Stock options and restricted stock are granted annually and vest over a four-year period, and three-year performance-based stock awards were granted in fiscal 2015 and fiscal 2016. The overlapping periods of these long-term equity incentives are designed to discourage short-term risk-taking, reinforce the linkage between the interests of stockholders and our executives and motivate executives to improve the Company’s multi-year financial performance. We target long-term incentive opportunities at a level such that when added to target total cash compensation, the executive’s target “Total Direct Compensation” (i.e. base salary, cash bonus plus equity compensation) is near the median based on composite market data.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion of the Proxy Statement.”

Vote Required and Recommendation of the Board of Directors

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, must receive a “For” vote from the holders of a majority in voting power of the shares of Common Stock which are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

While your vote on this proposal is advisory and will not be binding on the Board, the Compensation Committee of the Board or CalAmp, the Board values the opinions of CalAmp’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding CalAmp’s executive compensation program. The Board has adopted a policy providing for annual "say-on-pay" advisory votes. Unless the Board modifies its policy on the frequency of holding "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will occur in 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN
THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT AUDITING FIRM

General
At the Annual Meeting, we are seeking ratification of the appointment of BDO USA, LLP (“BDO”) as our independent auditing firm for our fiscal year ending February 28, 2017. BDO served as the Company's independent auditing firm for fiscal year 2016. A representative of BDO is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. SingerLewak LLP (“SingerLewak”) served as the Company’s independent auditing firm for fiscal years 2009 through the first quarter of fiscal 2016.

The Audit Committee of the Board of Directors has appointed BDO as our independent auditing firm to audit our consolidated financial statements for the fiscal year ending February 28, 2017. In the event the stockholders fail to ratify the appointment of BDO as our independent auditing firm, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time if the Audit Committee believes that such a change would be in the best interests of CalAmp and its stockholders. Stockholder ratification of the selection of BDO is not required by our bylaws or otherwise. The Board of Directors is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice.

Fees
Fees for the fiscal year 2016 audit conducted by BDO beginning with the second quarter review, the fiscal year 2015 audit conducted by SingerLewak, and other work provided by SingerLewak during fiscal 2015 are summarized below:

	Fiscal 2016	Fiscal 2015
	Fees	Fees
Audit fees	$490,000	$471,000
Audit-related fees	$0	$3,800
Tax fees	$0	$0
All other fees	$0	$0

The Audit Committee pre-approved all of the foregoing fees in accordance with the Audit Committee's pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
Under its charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent auditor to management. The Audit Committee's pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation, that the independent auditor cannot perform for the Company under any circumstances.

Determination of Independence
The Audit Committee has determined that the nature of all services provided by BDO is compatible with their maintenance of auditor independence.

Vote Required and Recommendation of the Board of Directors
Ratification of the appointment of BDO requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE
SELECTION OF BDO TO SERVE AS OUR INDEPENDENT AUDITING FIRM
FOR OUR 2017 FISCAL YEAR AND RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was adopted by the Board in 2001. The Audit Committee charter is reviewed annually and was last amended in April 2012. A copy of the charter is available on the Company's website at www.calamp.com. The Audit Committee consists of four directors, none of whom were or are officers or employees of the Company. The members of the Audit Committee are Larry Wolfe, who serves as Chairman, Kimberly Alexy, Jeffery Gardner and A.J. "Bert" Moyer. Each is an "independent director” within the meaning of Section 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules.

Duties of the Audit Committee during the period covered by this Report were to:

●	oversee the Company's internal accounting and operational controls, as well as its financial and regulatory reporting;
●	select the Company's independent auditors and assess their performance on an ongoing basis;
●	review the Company's interim and year-end financial statements and audit findings with management and the Company's independent auditors, and take any action considered appropriate by the Audit Committee and the Board;

●	review the Company's general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors;

●	review the results of each audit by the Company's independent accountants and discuss with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence;

●	perform other oversight functions as requested by the full Board; and
●	report activities performed to the full Board.

On August 28, 2015, the Board of Directors of the Company, upon the recommendation of the Audit Committee, approved the dismissal of SingerLewak as its independent registered accounting firm and the engagement of BDO as the Company's new independent registered public accounting firm for the Company’s fiscal year ending February 29, 2016. The Board of Directors determined that this change was warranted as a result of the Company’s significant growth since first engaging SingerLewak in 2008. BDO was formally retained by the Company on August 28, 2015.

The audit reports of SingerLewak on the Company’s consolidated financial statements as of and for the fiscal years ended February 28, 2015 and 2014, and the effectiveness of internal control over financial reporting as of February 28, 2015 and 2014, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended February 28, 2015 and 2014 and the subsequent interim period through August 28, 2015, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with SingerLewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years. In addition, during the two most recent fiscal years and the subsequent interim period through August 28, 2015, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

During the two fiscal years ended February 28, 2015 and 2014 and the subsequent interim period through August 28, 2015, neither the Company, nor anyone on its behalf, consulted BDO regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Management is responsible for the Company's internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed CalAmp's audited financial statements for the fiscal year ended February 29, 2016 and discussed these financial statements with both the management of the Company and BDO, CalAmp's independent public accountants, including discussing with BDO those matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the PCAOB. The Company's management, which has primary responsibility for the Company's financial statements, represented to the Audit Committee that its audited financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also received and reviewed the written disclosures and the letter from BDO required by the rules of the PCAOB, and the Audit Committee has discussed with BDO its independence from the Company and its management.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

During fiscal 2016, management evaluated the Company's system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Company engaged the public accounting firm of CohnReznick LLP to assist with management’s assessment of internal controls. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and CohnReznick at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee reviewed and discussed with management and CohnReznick the assessment and report on the effectiveness of the Company's internal control over financial reporting as of February 29, 2016.

Also during fiscal 2016, the Audit Committee met with BDO, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding the Company's internal control over financial reporting. The Audit Committee also reviewed and discussed with BDO its review and report on the Company’s internal control over financial reporting. The Company filed this report with the SEC in its Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

AUDIT COMMITTEE
Larry Wolfe, Chairman
Kimberly Alexy
Jeffery Gardner
A.J. "Bert" Moyer

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of June 6, 2016 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement that was serving as an executive officer at the end of the latest fiscal year, and (iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

	Shares
	Beneficially	Ownership
Name and Address of Beneficial Owner (1)	Owned (2)	Percent (3)
BlackRock, Inc. and Subsidiaries	3,491,490 (4)	9.5%
A.J. "Bert" Moyer, Chairman of the Board of Directors	92,481	*
Kimberly Alexy, Director	57,270	*
Michael Burdiek, President, Chief Executive Officer and Director	757,973	2.0%
Jeffery Gardner, Director	16,437	*
Amal Johnson, Director	16,723	*
Jorge Titinger, Director	6,364	*
Larry Wolfe, Director	100,270	*
Garo Sarkissian, Senior Vice President Corporate Development	307,549	*
Richard Vitelle, Executive Vice President and CFO	533,440	1.4%
All directors and executive officers as a group (9 persons)	1,888,507	5.0%

*	Less than 1.0% ownership

(1)	The address of each named officer and director is c/o CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 6, 2016 or within 60 days thereafter, in the following amounts:

Michael Burdiek	323,975
Garo Sarkissian	119,425
Richard Vitelle	227,141
All officers and directors as a group	670,541

(3)	For the purposes of determining the percentage of outstanding Common Stock held by the individual officers and directors set forth in the table and by all officers and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of the Company's Common Stock on June 6, 2016 (36,749,184 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 6, 2016 by such persons or by the officer and director group as a whole.

(4)	Shares owned are as of December 31, 2015 according to a Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. and certain related entities (collectively, “Blackrock”). The Schedule 13G/A indicates that Blackrock has sole dispositive power as to all 3,491,490 shares and sole voting power as to 3,413,392 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has one equity award plan, the Amended and Restated 2004 Incentive Stock Plan (the “2004 Stock Plan”), which was approved by the Company’s stockholders. Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance stock awards, phantom stock and bonus stock.

The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of February 29, 2016:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the second column)
Equity compensation plans
approved by stockholders	1,575,092 (1)	$6.96 (2)	2,025,714

(1)	Consists of 859,975 outstanding stock options, 657,517 outstanding RSUs and 57,600 outstanding performance-based stock units.

(2)	Represents the weighted-average exercise price of outstanding stock options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2016 compensation program for our principal executive officer, principal financial officer, and principal business development officer. For fiscal 2016, these individuals were:

●	Michael Burdiek, our Chief Executive Officer (“CEO”)
●	Richard Vitelle, our Chief Financial Officer (“CFO”)
●	Garo Sarkissian, our Senior Vice President of Business Development

We refer to these executive officers collectively in this Proxy Statement as the “Named Executive Officers” or the “NEOs”.

This Compensation Discussion and Analysis describes the material elements of our compensation program for the Named Executive Officers during fiscal 2016 as administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, with respect to our Named Executive Officers. Finally, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in fiscal 2016, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2016 Business Results

CalAmp reported strong financial performance in fiscal 2016, with record revenue, margin expansion and improved cash flow. On the top line, revenue increased 12% year-over-year to $281 million. Full year gross margin grew by approximately 180 basis points to 36.7%. Operating cash flow was $47 million, a very strong increase of 65% compared to the prior year, while operating income increased 13% to $28 million and Adjusted EBITDA increased 28% to $49 million.

Fiscal 2016 Business Highlights

●	We acquired Crashboxx, an early stage technology company, focused on novel insurance telematics applications that span the entire auto insurance lifecycle, from driver risk assessment through claims processing automation.

●	We made a strategic investment in SmartDriverClub, a UK-based technology and insurance startup, focused on leveraging state-of-the-art telematics to bring broad connected car services, value-added applications and auto insurance to consumers through auto dealerships.

●	We completed a $172.5M convertible note offering raising unsecured debt at historically low interest rates, giving us the financial wherewithal to take advantage of potential future strategic growth opportunities.

●	Just after fiscal 2016 we completed the acquisition of LoJack Corporation, a leader in the telematics aftermarket for stolen vehicle recovery offerings, which we expect will help us accelerate the broad adoption of vehicle telematics technologies and applications around the globe.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our Named Executive Officers, subject to ratification by the full Board. For fiscal 2016, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:

●	Increased base salaries of two of the NEOs to bring them closer to the median level of the market;
●	Approved cash incentive award targets tied to our fiscal 2016 financial performance; and
●	Approved long-term incentive compensation, in the form of a combination of restricted stock awards, stock options and performance-based equity awards, to further align the incentives of the executives and stockholders, retain the Named Executive Officers and other key employees, and reward performance.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee's administration of the executive compensation program:

●	executive compensation should be comparable to the median compensation level of comparable companies (as discussed in further detail below) to allow the Company to attract and retain talented management;

●	annual variable compensation should reward the executives for achieving specific results that are intended to increase stockholder value;
●	total compensation for each executive should be related to overall Company performance as well as individual performance;
●	the compensation program should align the interests of the Company's executives with those of its stockholders; and
●	supplemental benefits and perquisites that reward executives without regard to performance should be minimal.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the Named Executive Officers includes base salary, an annual cash bonus (short-term incentive) and long-term compensation in the form of equity awards. Salary is set at a competitive level (as discussed in further detail below) to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Equity-based incentive awards are granted in amounts the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of similar companies, responsibilities and duties of each officer, and individual performance.

The Compensation Committee’s longstanding practice has been to grant restricted stock and stock options to NEOs that vest ratably over a four-year period, consistent with the vesting period for equity awards made to the Company’s other management employees. The Compensation Committee and the Board believe that the use of a combination of restricted stock shares and stock options as part of the executive officer compensation program helps drive long-term Company performance, aligns the interests of the officers with those of the Company's stockholders, and provides a retention factor through long-term vesting of equity awards. In addition to these time-based awards, in fiscal years 2015 and 2016 the Compensation Committee awarded performance-based equity awards to the Named Executive Officers in the form of performance stock units (PSUs”) pursuant to a three-year Relative Total Shareholder Return (“TSR”) plan. The performance-based equity awards are subject to satisfying both the TSR-based performance condition and a three-year vesting requirement.

To further promote sustained performance and to support multi-year retention, the performance-based equity awards granted to the NEOs in fiscal 2015 and 2016 provide an opportunity for them to “bank” up to 1/3 of their target PSU award based on relative TSR performance after the first and second years of these three-year plans. The remaining 1/3 of the target award opportunity and all potential upside opportunity remains reserved for the three-year measurement period. All shares earned or banked are settled at the end of the three-year period to maximize the retentive value of the awards. In addition, if the Company’s TSR is negative in any measurement period, earned PSUs are capped at 50% of the number of PSUs that are otherwise eligible to be earned in such period.

The Company also provides executive officers with benefit plans that are generally available to all regular full-time employees of CalAmp. The Compensation Committee believes that appropriately balancing the total compensation package and ensuring the viability of each component of the package (both on its own and taken together as a whole) is necessary in order to provide market-competitive compensation. The Compensation Committee strives to balance the various components of the officer compensation program in order to motivate executives to improve the Company's results on a cost-effective basis. The factors that are used to determine individual compensation packages are generally similar for each named executive officer, including the CEO.

Compensation-Setting Process

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board of Directors. The Compensation Committee currently consists of four directors, all of whom are "independent directors" as defined in the listing standards of the NASDAQ Marketplace Rules. The current members of the Compensation Committee are Amal Johnson, who serves as Chairman, Jeffery Gardner, Bert Moyer and Larry Wolfe.

The Compensation Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in 2013. The charter of the Compensation Committee is posted on the Company’s website at www.calamp.com.

The Compensation Committee’s responsibilities include monitoring the performance and compensation of the named executive officers listed in the Summary Compensation Table beginning on page 33, reviewing the compensation plans, including bonuses, and administering the Company's equity award plans. While the Company's Board of Directors is responsible for the final approval of

NEO compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Role of Management

The Compensation Committee periodically meets with the Company's CEO and CFO to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the Company's Named Executive Officers. The Compensation Committee considers, but is not bound by and does not always accept, the CEO’s recommendations with respect to NEO compensation. Each year the Compensation Committee also seeks input from compensation consultants or other independent information sources prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO's compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the Compensation Committee’s deliberations or voting on the CEO’s compensation. The Compensation Committee has not delegated any of its authority with respect to compensation of Named Executive Officers to any member of management.

Role of the Compensation Consultant

The Compensation Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the Company's executive compensation policies. Each year the Compensation Committee retains the services of an independent compensation consulting firm to conduct various compensation-related studies and analyses. The independent consulting firm does not provide any other services to the Company and has received no compensation other than with respect to services provided to the Compensation Committee. In January 2015, Compensia was engaged to assist the Compensation Committee in the determination of executive officer compensation for fiscal year 2016. The process of determining fiscal 2016 executive officer compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Compensation Committee has reviewed the independence of Compensia and conducted a conflicts of interest assessment, and has concluded that Compensia is independent and Compensia’s work for the Compensation Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2016

Comparative Analysis

The Compensation Committee engaged Compensia to assist the Committee in the evaluation of appropriate cash and equity compensation for the NEOs. Compensia, in consultation with the Company’s management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the Company's NEOs with market compensation data. Market data for the CEO and CFO consists of compensation data of a public company peer group (the “Peer Group”) as reported in proxy statements and other public filings. Market data for the Senior VP of Corporate Development was established using Peer Group compensation data for the next highest paid named executive officer after the CFO because of the small number of comparable positions reported in the proxy statement filings of the Peer Group.

The Peer Group, which is reviewed and updated each fiscal year, consists of technology companies that are similar to the Company in terms of industry focus and scope, revenue size and market capitalization. The companies included in the fiscal 2016 Peer Group were Bottomline Technologies Inc., Broadsoft Inc., Comtech Telecommunications Corp., Cornerstone OnDemand Inc., Digi International Inc., EnerNOC Inc., Extreme Networks Inc., Fleetmatics Group PLC, Harmonic Inc., KVH Industries Inc., LogMeIn Inc., Oplink Communications Inc., RealD Inc., RingCentral Inc., Ruckus Wireless Inc., ShoreTel Inc., Sierra Wireless Inc., Silver Spring Networks Inc., Sonus Networks Inc. and Spok Holdings Inc. Because Software as a Service solutions are increasingly becoming an integral element of the Company’s business, 6 of the 20 companies in this list (Bottomline Technologies, Broadsoft, Cornerstone OnDemand, EnerNOC, Fleetmatics and LogMeIn) are software industry peers, while the remaining 14 companies are communications equipment peers. At the time that Compensia prepared the competitive compensation analysis for fiscal 2016, CalAmp’s consolidated revenue for the trailing 12 month period, one year revenue growth, net income for the trailing 12 month period and market capitalization were at the 46th, 45th, 84th and 49th percent ranks, respectively, of the Peer Group.

The competitive compensation analysis for fiscal 2016 was presented by Compensia to the Compensation Committee during a meeting on April 15, 2015. At this meeting Compensia also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

Base Salary

Base salary for Named Executive Officers, including that of the CEO, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and makes recommendations to the Board to adjust them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments and recommending changes to the Board, the Compensation Committee considers the position relative to market of each officer’s proposed base amount, and generally targets the 50th percentile of market as represented by the Peer Group companies. For fiscal 2016, the base salary of the CFO was unchanged from the previous year, while the base salaries of the other two NEOs were increased by an average of 6.9% as a result of the Committee’s consideration of the competitive market salary information. Base salary amounts earned during fiscal 2016 for the NEOs are shown in the Summary Compensation Table on page 33.

Short-Term Incentive Compensation Plan

The Company’s short-term incentive plan for Named Executive Officers reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of target total cash compensation (base salary and bonus) for executive officers is generally set at approximately the 50th percentile of executive compensation at comparable companies, based on the data of the Peer Group companies, with the intent that superior performance under the incentive compensation plan would enable each NEO to elevate his total cash compensation to a level that is above the market median of comparable companies. Similarly, if performance results are below expectations, the structure of the short-term incentive plan would result in the NEOs receiving total cash compensation below the market median of comparable companies.

At the Compensation Committee's April 15, 2015 meeting, the CEO presented the proposed parameters of the executive officer short-term incentive plan for fiscal 2016, including weighting factors, target incentive amounts as a percentage of base salary and quantitative goals. The quantitative goals proposed for the fiscal 2016 short-term incentive plan were consolidated revenue and consolidated Adjusted EBITDA, per the fiscal 2016 Annual Operating Plan ("AOP"). These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management's actions. In executive session, with no members of management present, the Compensation Committee deliberated on the proposed executive officer short-term incentive plan for fiscal 2016, after which the fiscal 2016 executive officer short-term incentive plan was approved. The 2016 short-term incentive plan was ratified by the Board of Directors at a meeting that was also held on April 15, 2015. The fiscal 2016 short-term incentive plan consisted of the following payout percentages at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
President & CEO	15%	100%	150%
Executive VP & CFO	15%	65%	110%
SVP Corporate Development	15%	50%	100%

The incentive amount as a percentage of base salary for the CFO was increased five percentage points at the Target level from the percentage used in the fiscal 2015 short-term incentive plan to align that incentive plan parameter with market as indicated by competitive benchmark data. The fiscal 2016 incentive amounts for the other two NEOs as a percentage of base salary were unchanged from the prior year.

The Compensation Committee believes that the fiscal 2016 short-term incentive plan structure rewards the executive officers for overachievement of the Company's quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the Target level. For fiscal 2016, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated Adjusted EBITDA as shown in the fiscal 2016 AOP, which is consistent with the methodology used for the short-term incentive plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and Adjusted EBITDA amounts shown in the fiscal 2016 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The Maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve at least the Threshold performance level for a measure, no payout is made for that measure.

The fiscal 2016 quantitative goals were as follows (in millions):

	Threshold	Target	Maximum
Consolidated Revenue	$256.9	$285.4	$328.2
Consolidated Adjusted EBITDA	$35.6	$44.5	$57.8

For fiscal 2016, the Compensation Committee established weighting factors of 50% each on consolidated revenue and consolidated Adjusted EBITDA for each of the executive officers. For fiscal 2016, actual consolidated revenue of $280.7 million was above the Threshold performance level but below the Target performance level, and actual consolidated Adjusted EBITDA of $49.0 million was above the Target performance level but below the Maximum performance level. Incentive plan payout amounts for fiscal 2016, which ranged from 101% to 111% of target incentive amounts for the NEOs, are shown in the Summary Compensation Table on page 33.

Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to align the long-term interests of stockholders and employees, particularly members of executive management, serve to motivate executive officers to make decisions that will, in the long run, provide the best returns to stockholders, and provide the NEOs with a strong incentive to remain with the Company over time. The Compensation Committee also believes that broad-based equity plans remain an essential element of a competitive compensation package, given that such plans are offered currently by most public and private technology companies with whom the Company competes for both executives and non-executive employees.

In determining the number of equity awards to be granted to executive officers, the Compensation Committee first establishes the total fair value of equity awards for each officer by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Compensation Committee next considers the apportionment of the total equity award fair value between restricted shares, options and performance-based awards. For fiscal 2014, the Compensation Committee used a 2:1 ratio of restricted stock fair value to stock option fair value for the equity awards made to the executive officers, in order to bring the value mix into closer alignment with average ratio used by the Peer Group companies. For fiscal years 2015 and 2016, with the addition of performance-based awards, the Committee used a ratio of approximately 2:1:1 for the awarded fair values of restricted stock, stock options and performance-based stock, respectively. Notwithstanding this, the Compensation Committee may alter this ratio in the future in response to evolving compensation objectives.

At a meeting of the Compensation Committee held on July 28, 2015, the CEO presented proposed equity awards for the NEOs. During this meeting, the Compensation Committee considered the information on total direct compensation (total cash and equity compensation) contained in the fiscal 2016 competitive compensation assessment described above that compared the compensation of the Company’s executive officers with compensation data from the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2016, the Compensation Committee also considered factors such as the ratio of proposed equity awards for executive officers and non-executive officer employees of the Company, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, and equity award ‘burn rate’ estimates.

Following the Compensation Committee's review and deliberation at this meeting, the Committee approved equity awards for the executive officers, and these awards were ratified by the full Board. These equity awards are detailed in the Grants of Plan-Based Awards for fiscal 2016 table on page 34.

Equity Award Practices

The Compensation Committee or the Board of Directors approves all equity awards. Time-based equity awards, typically consisting of stock options, restricted stock or RSUs, are generally made when a key employee, including an executive officer, joins the Company, and generally on an annual basis thereafter. These executive officer and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, as noted above, the Compensation Committee introduced the use of performance-based equity awards for the executive officers in fiscal 2015 and continued to use performance-based awards in fiscal 2016.

The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news released by the Company. The date of grant is the date on which the Compensation Committee or the Board meets and approves the equity awards. Since fiscal 2008, it has been the Company’s practice to make annual equity award grants to executive officers and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the Company's 2004 Stock Plan. The annual meeting of stockholders is typically held during the last week of July on a date established at least three months in advance. For new hires in key positions, it is the Company’s practice to grant equity awards at the Compensation Committee’s first regularly scheduled meeting following the hire date of such employees.

The size of an initial equity award to an executive officer is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the Company’s executive officers, the Compensation Committee takes into consideration each executive officer's duties and responsibilities, individual performance and the competitive compensation analysis in which the executive officers' total direct compensation is benchmarked against market data. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry benchmarks published by Institutional Shareholder Services and the financial statement impact of proposed equity awards.

Fiscal 2015 “Say on Pay” Advisory Vote on Executive Compensation

At last year’s annual meeting of stockholders, approximately 95% of the votes cast in the “say on pay” advisory vote were “FOR” approval of the Company’s executive compensation. The Compensation Committee evaluated the results of the fiscal 2015 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Compensation Committee is committed to continuing the best pay practices and pay-for-performance approach to executive compensation that has resulted in consistently high stockholder support. To that end, the Compensation Committee considered the vote results and did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2015 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

In 2004, the Compensation Committee adopted minimum stock ownership guidelines for executive officers. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for the other Named Executive Officers the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2016, all NEOs were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for Company stock acquired by the executive officers as the result of equity awards. The Board of Directors believes that the executive officer stock ownership guidelines are competitive and support the objective of ensuring that the Company’s NEOs maintain a meaningful ownership interest in the Company and are aligned with stockholders over the long term.

Retirement Benefits

The Company does not provide retirement benefits to any of its employees, including the NEOs, other than a 401(k) plan that is open to all regular, full-time U.S. employees and a non-qualified deferred compensation plan in which the NEOs, certain other management employees and non-employee directors are eligible to participate. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches dollar for dollar of the first 3% of pay contributed to the 401(k) plan each year and one-half of the next 2% of pay contributed to the plan. The nonqualified deferred compensation plan is described under “Nonqualified Deferred Compensation” on page 37.

Adjustment or Recovery of Payments

Under Section 304 of the Sarbanes-Oxley Act of 2002, CEOs and CFOs of companies that have to restate earnings because of financial “misconduct” must pay back the bonuses and incentive compensation that they received from their companies. Beyond this statutory requirement, CalAmp does not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of performance targets. Under those circumstances, it is anticipated that the Compensation Committee and the Board would evaluate whether other compensation adjustments in addition to those mandated under the Sarbanes-Oxley Act were appropriate based upon the facts and circumstances surrounding the restatement.

Severance and Change in Control Payments

The Company's Board of Directors has provided the NEOs with severance and change in control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these executive officers may not be required by the acquirer. For a more detailed description of the severance and change in control benefits provided to our NEOs, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” beginning on page 37.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees of the Company, except that the Company pays the entire disability and health insurance premiums for the executive officers. The NEOs are also covered by a supplemental medical insurance program that reimburses the officer for out-of-pocket eligible medical costs up to an annual limit of $100,000 per officer, which is offered in order to provide market-competitive compensation to the executive officers. Company payments for the NEOs pursuant to these other elements of compensation in fiscal 2016 are included in the “All Other Compensation” column in the Summary Compensation Table on page 33.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the NEOs (other than the CFO) at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive officer compensation under Section 162(m). The rules and regulations promulgated under Section 162(m), however, are complicated and subject to change from time to time, sometimes with retroactive effect. As such, there can be no assurance that compensation intended to be performance-based for purposes of Section 162(m) will be fully deductible under all circumstances. Additionally, the Committee will balance the costs and burdens involved in complying with Section 162(m) against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

Hedging and Pledging Practices

The Company prohibits short sales and transactions in derivatives of Company securities, including hedging transactions, for all executive officers and directors. In addition, executive officers and directors are strongly discouraged from pledging CalAmp securities in margin accounts or as collateral for loans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

COMPENSATION COMMITTEE

Amal Johnson, Chairman
Jeffery Gardner
Bert Moyer
Larry Wolfe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the first five months of fiscal 2016, the Compensation Committee was comprised of Ms. Johnson, Mr. Moyer, Mr. Wolfe and Mr. Pardun. Mr. Pardun retired from the Board on July 28, 2015. During the last seven months of fiscal 2016, the Compensation Committee was comprised of Ms. Johnson, Mr. Gardner, Mr. Moyer and Mr. Wolfe. There are no interlocks between the Company and other entities involving the Company's officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of the Company's executive officers for the last three fiscal years.

			Equity Award Grant		Non-Equity
			Date Fair Value (1)		Incentive Plan
Name and	Fiscal			Option	Compensation	All Other
Principal Position	Year	Salary	Stock Awards	Awards	(Bonus Plan)	Compensation		Total
			(2)	(3)
Michael Burdiek	2016	$475,000	$1,343,172	$462,927	$481,586	$29,889	(4)	$2,792,574
President and CEO	2015	440,000	1,104,754	391,210	308,417	27,221		2,271,602
	2014	440,000	628,310	313,076	454,029	17,861		1,853,276

Garo Sarkissian	2016	$275,000	$290,392	$100,473	$152,665	$27,177	(5)	$845,707
SVP Corporate	2015	260,000	231,909	76,038	97,984	27,420		693,351
Development	2014	250,000	157,456	79,212	140,417	20,641		647,726

Richard Vitelle	2016	$330,000	$526,390	$181,227	$225,838	$27,312	(6)	$1,290,767
Executive VP & CFO	2015	330,000	522,103	186,238	145,754	25,852		1,209,947
	2014	305,000	219,530	109,388	188,167	19,495		841,580

(1)	The grant date fair value of equity awards is calculated in accordance with ASC Topic 718 for stock-based compensation and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of these equity awards are set forth in Note 10 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K, filed with the SEC on April 19, 2016. The actual amounts realized by the executive officers may be higher or lower than the equity award fair values shown in this table.

(2)	This column includes time based restricted stock awards and performance-based stock unit (“PSU”) awards. The fair value of restricted stock awards is calculated as the number of shares awarded multiplied by the closing stock price on the grant date. The grant date fair value of PSUs is calculated using a Monte Carlo simulation model that projects the probable outcome of related performance conditions at target levels. Values of the performance shares are not adjusted for subsequent changes in the Company’s stock performance or the level of ultimate vesting as our performance shares are market condition based only. The grant date fair value of the maximum number of shares that can be earned as a result of the 2016 PSU awards assuming the highest level of performance during the three-year performance period is $680,552, $147,336 and $266,608 for Messrs. Burdiek, Sarkissian and Vitelle, respectively, calculated using the grant date stock price of $17.54. See the Grants of Plan-Based Awards for Fiscal 2016 table on page 34 for additional information regarding PSU awards.

(3)	The fair value of option grants is computed using the Black-Scholes option pricing. Assumptions made for the purpose of computing the fair value of stock options are described in the Company’s fiscal 2016 Annual Report on Form 10-K in Note 10 to the Consolidated Financial Statements under the heading “Equity Awards”.

(4)	Amount consists of $11,447 for Company matching contributions under the 401(k) Plan, $6,236 under an executive medical cost reimbursement program, and $12,206 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(5)	Amount consists of $10,409 for Company matching contributions under the 401(k) Plan, $6,236 under an executive medical cost reimbursement program, and $10,532 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Sarkissian.

(6)	Amount consists of $12,752 for Company matching contributions under the 401(k) Plan, $4,182 under an executive medical cost reimbursement program, and $10,378 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Vitelle.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016

The table below sets forth the grants of stock options, restricted stock and performance-based awards under our 2004 Incentive Stock Plan to the named executive officers during fiscal 2016.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base Price	Fair Value
		Under Non-Equity			Under Equity Incentive			Shares of	Securities	of Option	of Stock
	Grant	Incentive Plan Awards (1)			Plan Awards (#) (2)			Stock or	Underlying	Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh.)	Awards ($)
Michael Burdiek
Incentive cash award		$71,250	$475,000	$712,500
Performance-based award	7/28/15				0	19,400	38,800				$425,830 (3)
Restricted stock award	7/28/15							52,300			917,342
Option award	7/28/15								49,300	$17.54	462,927

Garo Sarkissian
Incentive cash award		$41,250	$137,500	$275,000
Performance-based award	7/28/15				0	4,200	8,400				$92,190 (3)
Restricted stock award	7/28/15							11,300			198,202
Option award	7/28/15								10,700	$17.54	100,473

Richard Vitelle
Incentive cash award		$49,500	$214,500	$363,000
Performance-based award	7/28/15				0	7,600	15,200				$166,820 (3)
Restricted stock award	7/28/15							20,500			359,570
Option award	7/28/15								19,300	$17.54	181,227

(1)	The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2016 executive officer short-term incentive plan. The actual amount of incentive bonus paid to each NEO for fiscal 2016 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 33.

(2)	The Company granted PSUs on July 28, 2015 pursuant to a three-year TSR plan, in which the Company’s stock price performance is benchmarked against the Nasdaq Composite Total Return Index (^XCMP). PSU amounts shown in these columns represent the threshold, target and maximum number of PSUs that are eligible to be earned in the plan. The plan has three measurement periods that run concurrently: the first 12 months; the first 24 months; and the entire 36 months. One-third of the target number of PSUs is eligible to be earned in each of the three measurement periods. To be issued, PSUs must be both earned and vested. Earned PSUs do not vest until the end of the 36-month measurement period. PSUs earned in the 12-month and 24-month measurement periods cannot be forfeited in subsequent measurement period(s) except for failure to satisfy the three-year vesting requirement. In the 12-month and 24-month measurement periods, TSR performance at or greater than benchmark TSR earns all target PSUs allocated to such period(s), while underperformance is subject to downside scaling of 3x to the extent that the Company’s TSR is below benchmark TSR at the end of the measurement period. If the Company’s TSR is negative in any measurement period, earned PSUs are capped at 50% of the number of PSUs that are otherwise eligible to be earned in such period. Target PSUs not earned in the 12-month measurement period as a result of the negative TSR cap are carried over and are eligible to be earned in the 24-month measurement period. In the full 36-month measurement period, there is a 200% over-performance opportunity with upside scaling of 2x if the Company’s TSR exceeds the benchmark TSR, and downside scaling of 3x if the Company’s TSR is less than the benchmark TSR. The fair value of the target PSUs is $21.95 per unit, which was determined using Monte Carlo simulation. The per unit fair value of the PSUs exceeds the grant date stock price of $17.54 due to the possibility that more than the target number of PSU shares can be earned if the Company’s stock price performance exceeds the benchmark index for the full 36-month measurement period.

(3)	Represents the fair value of the target PSU quantity calculated using the grant date value of $21.95 per PSU.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

The following table sets forth the number of shares acquired upon exercise of options or vesting of restricted stock of each named executive officer during the fiscal year ended February 29, 2016, and the associated value realized.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name and Position	On Exercise (#)	Exercise ($)	On Vesting (#)	Vesting ($)
Michael Burdiek	20,000	$357,400	87,100	$1,633,554
Garo Sarkissian	20,000	$151,000	18,350	$319,386
Richard Vitelle	75,000	$691,614	27,450	$478,012

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2016

The following table sets forth the outstanding equity awards of each named executive officer as of the end of fiscal 2016. All outstanding option awards reported in this table vest in equal annual installments over four years and expire 10 years from the date of grant. The outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years, with the exception of the performance-based awards shown below in the “Equity Incentive Plan Awards” columns that are subject to both satisfaction of performance criteria and vesting at the end of the 36-month performance measurement period.

		Option Awards				Stock Awards
								Equity Incentive
								Plan Awards:
									Market or
								Number of	Payout Value
								Unearned	of Unearned
		Number of	Number of				Market	Shares,	Shares,
		Securities	Securities			Number of	Value of	Units or	Units or
		Underlying	Underlying		Option	Shares of	Shares of	Other	Other
		Unexercised	Unexercised	Option	Expir-	Stock That	Stock That	Rights That	Rights That
Name and	Grant	Options (#)	Options (#)	Exercise	ation	Have Not	Have Not	Have Not	Have Not
Position	Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Michael Burdiek	07/24/08	50,000	0	2.13	07/24/18
President & CEO	07/30/09	50,000	0	1.80	07/30/19
	07/29/10	36,000	0	2.34	07/29/20
	06/01/11	100,000	0	3.22	06/01/21
	07/31/12	24,750	8,250	7.53	07/31/22	16,000	$292,480
	07/25/13	16,600	16,600	15.14	07/25/23	20,750	379,310
	07/29/14	8,875	26,625	17.47	07/29/24	32,175	588,159	15,700	$286,996
	07/28/15	0	49,300	17.54	07/28/25	52,300	956,044	19,400	354,632

Garo Sarkissian	05/05/06	10,000	0	13.66	05/05/16
SVP Corporate	08/01/07	30,000	0	4.28	08/01/17
Development	07/24/08	10,000	0	2.13	07/24/18
	07/30/09	20,000	0	1.80	07/30/19
	07/29/10	20,000	0	2.34	07/29/20
	07/28/11	16,000	0	3.73	07/28/21
	07/31/12	8,250	2,750	7.53	07/31/22	5,500	$100,540
	07/25/13	4,200	4,200	15.14	07/25/23	5,200	95,056
	07/29/14	1,725	5,175	17.47	07/29/24	6,750	123,390	3,300	$60,324
	07/28/15	0	10,700	17.54	07/28/25	11,300	206,564	4,200	76,776

Richard Vitelle	05/05/06	22,500	0	13.66	05/05/16
Executive VP	08/01/07	22,500	0	4.28	08/01/17
and CFO	07/24/08	90,000	0	2.13	07/24/18
	07/30/09	30,000	0	1.80	07/30/19
	07/29/10	30,000	0	2.34	07/29/20
	07/28/11	24,000	0	3.73	07/28/21
	07/31/12	10,500	3,500	7.53	07/31/22	6,750	$123,390
	07/25/13	5,800	5,800	15.14	07/25/23	7,250	132,530
	07/29/14	4,225	12,675	17.47	07/29/24	15,225	278,313	7,400	$135,272
	07/28/15	0	19,300	17.54	07/28/25	20,500	374,740	7,600	138,928

NONQUALIFIED DEFERRED COMPENSATION

During fiscal 2014, the Company adopted a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the executive officers, certain other management employees and non-employee directors are eligible to participate. Officers and other eligible employees can defer up to 75% of their base salary and up to 100% of their cash bonus. The Company does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment, although distributions can occur earlier if the participant elects to receive his or her deferral on a fixed date prior to his or her retirement.

All of the investment options available under the Deferred Compensation Plan are equity, bond and money market mutual funds similar in nature to the investment choices available under the Company’s 401(k) defined contribution plan. Investment gains and losses in a participant’s account under the Deferred Compensation Plan are based solely upon the investment selections made by the participant.

Compensation deferral elections by non-employee directors are described under the heading “Compensation of Directors” on page 14. The following table presents the executive officer contributions to this nonqualified deferred compensation plan, earnings thereon and fiscal year-end account balances for fiscal 2016.

			Aggregate
	Executive	Company	Earnings	Aggregate	Aggregate
	Contributions	Contributions	(Losses) in	Withdrawals/	Balance at
	in Last FY (1)	in Last FY	Last FY (2)	Distributions	Last FYE (3)
Michael Burdiek	$446,548	$0	$(143,106)	$66,322	$848,169
President & CEO
Garo Sarkissian	$11,914	$0	$ (6,221)	$20,543	$43,629
SVP Corp. Dev.
Richard Vitelle	$74,515	$0	$(7,102)	$0	$179,365
Exec. VP & CFO

(1)	Amounts in this column are included in the Salary and/or Bonus Plan columns of the Summary Compensation Table on page 33.

(2)	None of these losses are included in the compensation amounts reported in the Summary Compensation Table on page 33.

(3)	Amounts in this column include $576,206, $53,217 and $94,084 for Messrs. Burdiek, Sarkissian and Vitelle, respectively, which were previously reported as salary or bonuses in the Summary Compensation Table of previously filed proxy statements.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into change in control and salary continuation agreements with the named executive officers designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason both in conjunction and not in conjunction with a Change in Control, in which:

●

"Cause" is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer's duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer's position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of "no contest” to a felony involving moral turpitude;

●

"Good Reason" is defined as (i) a material change or reduction in the officer's authority, duties and responsibilities following a Change of Control; (ii) transfer of the officer to another work location that is materially further away from the officer's current primary residence than the officer's current work location; or (iii) a material reduction in the officer's base salary made without the officer's consent; and

●

"Change in Control" is defined as the first to occur of: (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company, in each case with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If a named executive officer is terminated without Cause or terminated with Good Reason not in conjunction with a Change in Control, the officer is entitled to severance in the form of continuation of payments of base salary for 6 months and COBRA premiums for 12 months in the case of Messrs. Burdiek and Vitelle, and payments of base salary for 3 months and COBRA premiums for 6 months in the case of Mr. Sarkissian. For illustrative purposes, if these salary and benefit continuation provisions had been triggered as of the end of fiscal 2016 for any of the NEOs, the total salary continuation benefits payable would have been $257,500 for Mr. Burdiek, $75,000 for Mr. Sarkissian and $175,000 for Mr. Vitelle, and the COBRA premium benefits payable would have been $20,600 for Mr. Burdiek, $10,300 for Mr. Sarkissian and $14,400 for Mr. Vitelle. In addition, pursuant to a termination described in this paragraph, the executives’ unvested equity awards would continue to vest for a period of six months (or three months in the case of Mr. Sarkissian) following such termination.

If an executive officer is terminated without Cause or the officer terminates his employment for Good Reason within the 3-month period immediately preceding or the 12-month period immediately following a Change in Control, then the officer is entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months (or 12 months in the case of Mr. Sarkissian), and pro rata Target bonus for the then current fiscal year. For illustrative purposes, if the Change in Control provisions had been triggered as of the end of fiscal 2016 for any of the NEOs, the salary continuation benefits payable would have been $772,500 for Mr. Burdiek, $300,000 for Mr. Sarkissian and $525,000 for Mr. Vitelle, the COBRA premium benefits payable would have been $30,900 for Mr. Burdiek, $20,600 for Mr. Sarkissian and $21,500 for Mr. Vitelle, and the bonus payable would have been $515,000 for Mr. Burdiek, $165,000 for Mr. Sarkissian, and $227,500 for Mr. Vitelle.

The employment agreements of Messrs. Burdiek, Sarkissian and Vitelle also provide that if employment with the Company is terminated without Cause or for Good Reason within 3 months prior to or 12 months following a Change in Control, 75% (or 50% in the case of Mr. Sarkissian) of the then unvested equity awards would become immediately vested. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2016, the value of the accelerated equity award vesting for each of the NEOs would have been as follows (based on the closing price of the Company’s Common Stock at the end of fiscal 2016 of $18.28 per share):

Value of Accelerated
Name and Position	Equity Award Vesting
Michael Burdiek, President & CEO	$2,292,000
Garo Sarkissian, SVP Corporate Development	$359,000
Richard Vitelle, Executive VP and CFO	$948,000

The employment agreement of each NEO continues in effect until May 31, 2018, and is subject to biennial review and renewal. If renewed, the employment agreement will provide for a minimum of two years of coverage; provided, however, that failure by the Company to renew the agreement constitutes termination without Cause.

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company's stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2011.

Years Ended February 28,	2011	2012	2013	2014	2015	2016
CalAmp Corp.	100	137	356	1,050	628	599
NASDAQ Composite Index	100	108	117	161	187	174
NASDAQ Electronic Components	100	93	99	135	145	124
NASDAQ Telecommunications	100	112	137	141	160	169

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 29, 2016. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written policy pursuant to which material transactions between the Company and its executive officers, directors, nominees for election as directors and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of the immediate family of any of the foregoing persons, shall be submitted to the Board of Directors for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during the fiscal year ended February 29, 2016.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended February 29, 2016 is being sent to all stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of any proxy and is not incorporated herein by reference.

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including any exhibits thereto, filed with the Securities and Exchange Commission, upon written or oral request from any person who is a Stockholder of Record, or who represents in good faith he/she was a Beneficial Owner, of Common Stock of the Company on June 6, 2016. Any such request shall be addressed to the Company at 15635 Alton Parkway, Suite 250, Irvine, California, 92618, Attention: Corporate Secretary or by calling (949) 600-5600.

STOCKHOLDER PROPOSALS

The bylaws of the Company provide that at any meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting by or at the discretion of the Board of Directors or by any stockholder of the Company who gives written notice (in the form required by the bylaws) of such business to the Corporate Secretary of the Company not less than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The bylaws also provide that only such nominations for the election of directors may be considered as are made by the Board of Directors, or by any stockholder entitled to vote in the election of directors who provides written notice (in the form required by the bylaws) of such stockholder's intent to make such nomination to the Corporate Secretary of the Company not later than 60 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholders who intend to submit proposals for inclusion in the Proxy Statement relating to the fiscal year ending February 28, 2017 must do so by sending the proposal and supporting statements, if any, to the Company no later than February 17, 2017. Such proposals should be sent to the attention of the Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person(s) acting under the proxy.

By Order of the Board of Directors,

Richard K. Vitelle
Corporate Secretary

Irvine, California
June 17, 2016

CALAMP CORP.
15635 ALTON PARKWAY, SUITE 250
IRVINE, CA 92618

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors
	Nominees
01	A.J. "Bert" Moyer	02	Kimberly Alexy	03	Michael Burdiek	04	Jeffery Gardner	05	Amal Johnson
06	Jorge Titinger	07	Larry Wolfe

The Board of Directors recommends you vote FOR proposals 2 through 4.		For	Against	Abstain
2	Advisory Vote on Named Executive Officer Compensation.	☐	☐	☐
3	Ratification of the selection of BDO USA, LLP as the independent auditing firm for the Company for the fiscal year ending February 28, 2017.	☐	☐	☐
4	Transact such other business as may properly come before the meeting and any postponements or adjournments thereof.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
Calamp Corp. 2016 Annual Meeting of Stockholders:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

CALAMP CORP.
15635 Alton Parkway, Suite 250
Irvine, California 92618

PROXY FOR 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2016.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP.

The undersigned stockholder of CalAmp Corp. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2016 Annual Meeting of Stockholders, and hereby appoints A.J. "Bert" Moyer and Michael Burdiek, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 6, 2016 at the Annual Meeting of Stockholders to be held on July 26, 2016 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side